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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                      8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                              December 15, 2000
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                                (Date of Report)

                            NATIONAL CITY CORPORATION
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             (Exact name of registrant as specified in its charter)



Delaware                                1-10074              34-111088
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 (State or other jurisdiction          (Commission           IRS Employer
   of incorporation)                   File Number)          Identification No.)



1900 East Ninth Street, Cleveland, Ohio                         44114
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(Address of principal executive offices)                      (Zip Code)




                                 (216) 575-2000
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              (Registrant's telephone number, including area code)



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Item 5.  Other Events
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On December 15, 2000, National City Corporation issued a press release announcing that it will be closing its 69 Lone Zone retail stores in the U.S., exiting the wholesale loan origination business of its Pittsburgh-based Altegra subsidiary, and exiting the automobile leasing business as a part of a realignment of the consumer finance business. As a result of an ongoing review of the business portfolio, "it became clear to us that the Lone Zone and the wholesale loan origination business, along with our auto leasing business did not measure up to our model for profitability and growth. Our non-prime mortgage business will now be concentrated in our First Franklin subsidiary," said David A. Daberko, chairman and chief executive officer of National City Corporation. In conjunction with the foregoing actions, the company expects to record pre-tax charges in the range of $43 to $46 million in the fourth quarter for severance costs and asset writedowns including lease residual values and goodwill. Approximately 200 staff will be affected by the realignment.

Item 7.  Financial Statements, Pro Forma Financial  Information and Exhibits
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         a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:  None
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         b)  PRO FORMA FINANCIAL INFORMATION:  None.
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         c)  EXHIBITS:  99.1
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                                   Signatures
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2000              By: /s/ Carlton E. Langer
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                                            Carlton E. Langer
                                            Vice President
                                               and Assistant Secretary